                                                                 [EXHIBIT 8(ee)]

 AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT BETWEEN ALLIANZ GLOBAL INVESTORS OF
    AMERICA L.P. (FORMERLY ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA L.P), MERRILL LYNCH LIFE INSURANCE COMPANY, ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC (FORMERLY PA DISTRIBUTORS LLC) AND ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC



         THIS AMENDMENT, dated as of the ___ day of March, 2006, by and among Merrill Lynch Life Insurance Company, an Arkansas life insurance company (the "Company"); Allianz Global Investors Distributors LLC (formerly PA Distributors
LLC), a Delaware limited liability company ("AGID"); and Allianz Global Investors Fund Management LLC ("AGIFM"), a Delaware limited liability company.


                                   WITNESSETH:


         WHEREAS, Allianz Global Investors of America, L.P., (formerly Allianz Dresdner Asset Management of America, L.P.) ("AGI"), AGID and the Company heretofore entered into a Participation Agreement dated October 11, 2002, (the "Agreement"), with regard to separate accounts established for variable life insurance and/or variable annuity contracts offered by the Company; and

         WHEREAS, AGI and the Company consented to a Novation of the Agreement dated April___, 2006 so that AGIFM may be substituted for AGI as a party to such Agreement and, thereby, AGI is released from its obligations under the Agreement; and

         WHEREAS, AGIFM, AGID and the Company desire to amend Schedule(s) A and B to the Agreement in accordance with the terms of the Agreement.

         NOW, THEREFORE, in consideration of the above premises, AGIFM, AGID and the Company hereby agree:

         1. Amendment. Schedule(s) A and B to this Agreement are amended in their entirety and are replaced by the Schedule(s) A and B attached hereto.

         2. Effectiveness. The revised Schedule(s) A and B of the Agreement shall be effective as the date hereof.

         3. Continuation. Except as set forth above, the Agreement shall remain in full force and effective in accordance with its terms.

         4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original.

                     (Signatures located on following page)


         IN WITNESS WHEREOF, AGIFM, AGID and the Company have caused the Amendment to be executed by their duly authorized officers effective as of the day and year first above written.



                                    MERRILL LYNCH LIFE INSURANCE COMPANY

                                    By:
                                           -----------------------------

                                    Name:
                                           -----------------------------

                                    Title:
                                           -----------------------------

                                    Date:
                                           -----------------------------


                                    ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC

                                    By:
                                           -----------------------------

                                    Name:
                                           -----------------------------

                                    Title:
                                           -----------------------------

                                    Date:
                                           -----------------------------


                                    ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

                                    By:
                                           -----------------------------

                                    Name:
                                           -----------------------------

                                    Title:
                                           -----------------------------

                                    Date:
                                           -----------------------------

                                   Schedule A




SEPARATE ACCOUNTS UTILIZING THE FUNDS

ML of New York Variable Annuity Separate Account D

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS


Merrill Lynch IRA Annuity
Contract No. MLNY-VA-006

Merrill Lynch Investor Choice(SM) Annuity -- IRA Series
Contract No. MLNY-VA-010

                                   Schedule B


DESIGNATED PORTFOLIOS AND CLASS


Allianz Funds

OCC Renaissance Fund                                                Class A

NFJ Small Cap Value Fund                                            Class A

CCM Capital Appreciation Fund                                       Class A


PIMCO FUNDS: Pacific Investment Management Series

Total Return Fund                                                   Class A

Real Return Fund                                                    Class A

CommodityRealReturn Strategy Fund                                   Class A